UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 5, 2022 (November 30, 2022)
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Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9002 San Marco Court	Orlando,	FL	32819
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)Resignation of Director
Marriott Vacations Worldwide Corporation (the “Company”) previously announced that Mr. Stephen P. Weisz will be retiring as the Company’s Chief Executive Officer effective December 31, 2022. As required by the Company’s Corporate Governance Principles, on November 30, 2022, Mr. Weisz offered his resignation from the Company’s board of directors (the “Board”) effective December 31, 2022. On December 2, 2022, the Board accepted Mr. Weisz’s resignation effective December 31, 2022.
(d) Appointment of Director
On December 2, 2022, the Board voted to appoint Mr. John E. Geller, Jr. as a Class I director of the Board effective January 1, 2023. Mr. Geller will serve as a member of the Board until the 2025 annual meeting of stockholders, or until his successor is duly elected and qualified. Mr. Geller has not been appointed to any committee at this time.
Mr. Geller (55) has been elected to serve as the President and Chief Executive Officer of the Company effective January 1, 2023 and has served as President of the Company since January 2, 2021. Mr. Geller served as the Company’s Executive Vice President and Chief Financial and Administrative Officer from January 2018 to January 2021. From 2011 until December 2017, he served as the Company’s Executive Vice President and Chief Financial Officer.
Mr. Geller will not be entitled to any additional compensation for his services as a member of the Board. There is no other arrangement or understanding between Mr. Geller and any other person pursuant to which he was appointed as a Class I director of the Board, nor is there any family relationship between Mr. Geller and any other director of the Company or executive officers of the Company. Mr. Geller has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
(e) Chief Executive Officer Compensation
On December 1, 2022, effective January 1, 2023 in conjunction with Mr. Geller assuming the role of President and Chief Executive Officer of the Company, the Compensation Policy Committee approved an increase in Mr. Geller’s base salary to $950,000, a target bonus of 150% of base salary with a maximum potential payout of 300% and equity awards with a grant date fair value of $4,000,000 to be granted in February 2023 on a date determined by the Compensation Policy Committee and allocated as the Compensation Policy Committee shall determine among Restricted Stock Units, Stock Appreciation Rights and Restricted Stock Units that are performance-based.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits. The following exhibits are being filed with this report:

Exhibit Number	Description
101	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated: December 5, 2022	By:	/s/ Anthony E. Terry
	Name:	Anthony E. Terry
	Title:	Executive Vice President and Chief Financial Officer
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